Exhibit 99.1

Berkshire Hills Reports a Solid Second Quarter Net Income of $24.0 million,

or $0.57 Per Share

Operating EPS of $0.55 increased 12% linked quarter

•	Operating revenue increased 3% linked quarter
•	Operating expense decreased 2% linked quarter
•	Net interest margin 3.20%, increased 5 basis points linked quarter
•	Net loan charge-offs were 7 basis points annualized

BOSTON, July 18, 2024 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today reported results for the second quarter of 2024. These results along with comparison periods are summarized below:

($ in millions, except per share data)	Three Months Ended
	June 30, 2024	Mar. 31, 2024	June 30, 2023
Net income (loss)	$24.0	$(20.2)	$23.9
Per share	0.57	(0.47)	0.55
Operating earnings[1]	23.2	20.9	23.9
Per share	0.55	0.49	0.55

Net interest income, non FTE	$88.5	$88.1	$92.8
Net interest income, FTE	90.5	90.1	94.7
Net interest margin, FTE	3.20%	3.15%	3.24%
Non-interest income	20.1	(32.6)	17.1
Operating non-interest income[1]	20.1	17.3	17.1

Non-interest expense	$70.9	$76.0	$74.0
Operating non-interest expense[1]	71.3	72.4	74.0
Efficiency ratio[1]	63.4%	66.3%	63.6%

Average balances[2]
Loans	$9,214	$9,059	$8,791
Deposits	9,779	9,978	9,568

Period-end balances[2]
Loans	9,284	9,144	8,882
Deposits	10,095	10,368	10,068

1. See non-GAAP financial measures and reconciliation to GAAP measures beginning on page 12.

2. Loans and deposits in 2Q24 include balances held for sale in branch transaction of $57 million and $483 million respectively (average), and $55 million and $474 million (end of period). These balances in 1Q24 were $18 million and $149 million respectively (average), and $58 million and $485 million (end of period).

Berkshire CEO Nitin Mhatre stated, “Operating income advanced for the second consecutive quarter and we benefited from loan growth, credit quality, and expense management. The consolidation of three branch offices was completed, bringing our branch count to 93, and we remain on target to conclude the pending sale of ten offices in the second half of the year. Berkshire bolstered its cash management and government banking capabilities through promotions and new hires, and Brett Brbovic was promoted to CFO from his position as Chief Accounting Officer. Brett will continue our forward momentum supported by the strong team that he has built over his many years at Berkshire. Finally, I’m proud that TIME named us one of America’s Best Mid-Size Companies 2024 recognizing our progress on financial performance, employee satisfaction and commitment to sustainability.”

Mr. Brbovic added, “The margin increase benefited from loan growth and impacts from prior quarter securities sales. Net interest income increased $392 thousand linked quarter, following several quarters of decreases. Operating non-interest income increased $2.8 million, primarily due to higher gain on SBA loans. The loan loss provision increased by approximately $500 thousand, supporting loan growth and increasing the credit loss allowance to 1.22% of total loans. Linked quarter operating expenses decreased $1.1 million due primarily to lower compensation and occupancy expense. The efficiency ratio improved to 63.4% from 66.3%. Capital ratios remained strong, with the tangible common equity ratio remaining unchanged at 8.2%.”

	As of and For the Three Months Ended
	June 30, 2024	Mar. 31, 2024	June 30, 2023
Asset Quality
Net loan charge-offs to average loans	0.07%	0.18%	0.26%
Non-performing loans to total loans	0.23%	0.24%	0.32%

Returns
Return on average assets	0.82%	(0.69)%	0.79%
Operating return on average assets[1]	0.79%	0.71%	0.79%
Return on tangible common equity[1]	9.99%	(7.73)%	10.09%
Operating return on tangible common equity[1]	9.65%	8.73%	10.09%

Capital Ratios[2]
Tangible common equity/tangible assets[1]	8.2%	8.2%	7.9%
Tier 1 leverage	9.6%	9.5%	9.6%
Common equity Tier 1	11.6%	11.6%	12.1%
Tier 1 risk-based	11.8%	11.8%	12.3%
Total risk-based	14.1%	14.0%	14.4%

1. See non-GAAP measures and reconciliation to GAAP beginning on page 12. All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

2. Presented as estimated for June 30, 2024 and actual for the remaining periods.

Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank, a relationship-driven, community-focused bank with $12.2 billion in assets and 93 financial centers in New England and New York. Berkshire is headquartered in Boston and offers commercial, retail, wealth, and private banking solutions.

2Q 2024 Financial Highlights (comparisons are to the prior quarter unless otherwise noted).

Income Statement. GAAP income was $24.0 million, or $0.57 per share. Operating earnings totaled $23.2 million, or $0.55 per share. GAAP results improved from a loss in the prior quarter which included a non-operating loss on the sale of securities. Operating EPS improved 12% due to loan growth, higher fee income, and lower operating expenses.

•	Net interest income totaled $88.5 million in 2Q24 compared to $88.1 million in 1Q24.
•	Net interest margin increased 5 basis points linked quarter to 3.20% reflecting the benefit of loan growth and securities sales.
o	The earning asset yield increased 13 basis points.
•	The loan yield increased 5 basis points.
o	The cost of funds increased 8 basis points.
•	The cost of deposits increased 6 basis points.
•	Provision for credit losses on loans totaled $6.5 million.
o	Allowance for credit losses on loans increased $4.8 million.
o	Net loan charge-offs totaled $1.7 million.
o	Net annualized loan charge-off ratio of 0.07%, down sequentially for last six quarters.
•	GAAP and operating non-interest income totaled $20.1 million. Operating non-interest income increased $2.8 million linked quarter.
o	Gain on SBA loan sales increased $1.6 million to a five quarter high of $3.3 million
•	Non-interest expense totaled $70.9 million on a GAAP basis and $71.3 million on an operating basis. Operating non-interest expense decreased $1.1 million linked quarter.
o	Compensation and benefits expense decreased $609 thousand.
o	Occupancy and equipment expense decreased $634 thousand.
o	The efficiency ratio was 63.4% compared to 66.3% linked quarter.
•	Income tax expense was $7.2 million and the effective tax rate was 23.1%.

Loans. Total loans increased $143 million to $9.23 billion due to commercial loan growth. Problem loans decreased and the allowance for credit losses increased.

•	Commercial real estate loans increased $113 million to $4.71 billion.
•	Commercial and industrial loans increased $37 million to $1.42 billion.
•	Residential mortgage loans decreased $2 million to $2.67 billion. Loans held for sale included $47 million of seasoned mortgages pending sale (not related to the pending NY branch sale).
•	Consumer loans decreased $5 million to $425 million.
•	Included in assets held for sale were loans related to the branch sale totaling $55 million at period-end.
•	The allowance for credit losses to total loans was 1.22% at June 30, 2024, compared to 1.18% at prior quarter-end. Annualized net charge-offs were 0.07% of loans in the quarter.
•	Non-performing loans to total loans was 0.23% at June 30, 2024, down from 0.24% at prior quarter-end.

Deposits. Total deposits decreased $262 million to $9.62 billion.

•	Non-interest bearing deposits decreased $40 million to $2.22 billion.
•	Non-maturity interest bearing deposits decreased $166 million to $5.05 billion.
•	Time deposits decreased $56 million to $2.35 billion.
•	Excluded from total deposits were branch sale deposits totaling $474 million at period-end, which were included in liabilities held for sale.

Equity. Total shareholders’ equity increased by $3 million to $1.01 billion. The Company repurchased approximately 612 thousand shares totaling $13 million during the second quarter. Tangible book value per share advanced to $23.18 from $22.84.

2Q 2024 Corporate Responsibility and Sustainability Highlights

•	Berkshire expanded its Down Payment Assistance Program to help qualifying buyers achieve their dream of homeownership.
•	More than 1,000 Berkshire employees participated in 50 volunteer projects contributing more than 4,600 hours of service as part of Xtraordinary Day, the bank’s annual day of service.
•	Berkshire maintained its top quartile environmental, social and governance performance in the banking sector and was recognized among TIME’s America’s Best Mid-Size Companies 2024.

Conference Call and Investor Presentation. Berkshire will conduct a conference call/webcast at 9:00 a.m. eastern time on Thursday, July 18, 2024 to discuss results for the quarter and provide guidance about expected future results. Instructions for listening to the call may be found at the Company’s website at ir.berkshirebank.com. Additional materials relating to the call may also be accessed at this website. The call will be archived at the website and will be available for an extended period of time.

Forward Looking Statements: This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “remain,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

###

INVESTOR CONTACT

Kevin Conn

Investor Relations

617.641.9206

kaconn@berkshirebank.com

MEDIA CONTACT

Gary Levante

Corporate Communications

413.447.1737

glevante@berkshirebank.com

SELECTED FINANCIAL HIGHLIGHTS (1)

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2024	2024	2023	2023	2023
NOMINAL AND PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.57	$(0.47)	$(0.03)	$0.45	$0.55
Operating earnings per common share, diluted (2)(3)	0.55	0.49	0.47	0.50	0.55
Net income/(loss), (thousands)	24,025	(20,188)	(1,445)	19,545	23,861
Operating net income, (thousands) (2)(3)	23,168	20,934	20,190	21,516	23,878
Net interest income, (thousands) non FTE	88,532	88,140	88,421	90,334	92,759
Net interest income, FTE (5)	90,545	90,146	90,442	92,314	94,721
Total common shares outstanding, end of period (thousands)	42,959	43,415	43,501	43,822	44,033
Average diluted shares, (thousands)	42,508	43,028	43,101	43,347	43,532
Total book value per common share, end of period	23.58	23.26	23.27	21.70	22.11
Tangible book value per common share, end of period (2)(3)	23.18	22.84	22.82	21.23	21.60
Dividends per common share	0.18	0.18	0.18	0.18	0.18
Dividend payout ratio	32.74%	N/M%	N/M %	40.56%	33.47%

PERFORMANCE RATIOS (4)
Return on equity	9.49%	(7.93)%	(0.60)%	7.91%	9.51%
Operating return on equity (2)(3)	9.15	8.23	8.36	8.71	9.51
Return on tangible common equity (2)(3)	9.99	(7.73)	(0.24)	8.45	10.09
Operating return on tangible common equity (2)(3)	9.65	8.73	8.90	9.27	10.09
Return on assets	0.82	(0.69)	(0.05)	0.66	0.79
Operating return on assets (2)(3)	0.79	0.71	0.68	0.73	0.79
Net interest margin, FTE (5)	3.20	3.15	3.11	3.18	3.24
Efficiency ratio (3)	63.40	66.26	67.77	65.05	63.57

FINANCIAL DATA (in millions, end of period)
Total assets	$12,219	$12,147	$12,431	$12,140	$12,090
Total earning assets	11,510	11,430	11,705	11,400	11,370
Total loans	9,229	9,086	9,040	8,984	8,882
Total funding liabilities	10,907	10,826	11,140	10,906	10,864
Total deposits	9,621	9,883	10,633	9,981	10,068
Loans/deposits (%)	96%	92%	85%	90%	88%
Total accumulated other comprehensive (loss) net of tax, end of period	$(115)	$(114)	$(143)	$(218)	$(186)
Total shareholders' equity	1,013	1,010	1,012	951	973

ASSET QUALITY
Allowance for credit losses, (millions)	$112	$107	$105	$103	$100
Net charge-offs, (millions)	(2)	(4)	(4)	(5)	(6)
Net charge-offs (QTD annualized)/average loans	0.07%	0.18%	0.20%	0.24%	0.26%
Provision (benefit)/expense, (millions)	$6	$6	$7	$8	$8
Non-performing assets, (millions)	24	24	24	29	31
Non-performing loans/total loans	0.23%	0.24%	0.24%	0.30%	0.32%
Allowance for credit losses/non-performing loans	525	500	492	386	353
Allowance for credit losses/total loans	1.22	1.18	1.17	1.14	1.13

CAPITAL RATIOS
Risk weighted assets, (millions)(6)	$9,602	$9,615	$9,552	$9,594	$9,523
Common equity Tier 1 capital to risk weighted assets (6)	11.6%	11.6%	12.0%	12.1%	12.1%
Tier 1 capital leverage ratio (6)	9.6	9.5	9.6	9.8	9.6
Tangible common shareholders' equity/tangible assets (3)	8.2	8.2	8.0	7.7	7.9

(1)	All financial tables presented are unaudited.
(2)	Reconciliations of non-GAAP financial measures, including all references to operating and tangible amounts, appear on pages 13 and 14.
(3)	Non-GAAP financial measure. Operating measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions and restructuring activities. See pages 13 and 14 for reconciliations of non-GAAP financial measures.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(6)	Presented as projected for June 30, 2024 and actual for the remaining periods.

CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	June 30,
(in thousands)	2024	2024	2023	2023
Assets
Cash and due from banks	$112,085	$111,676	$148,148	$120,285
Short-term investments	988,207	1,082,019	1,055,096	520,315
Total cash and cash equivalents	1,100,292	1,193,695	1,203,244	640,600

Trading securities, at fair value	5,699	5,909	6,142	6,405
Equity securities, at fair value	12,736	12,823	13,029	12,868
Securities available for sale, at fair value	611,711	625,857	1,022,285	1,340,331
Securities held to maturity, at amortized cost	520,239	531,820	543,351	563,765
Federal Home Loan Bank stock	35,010	20,522	22,689	34,714
Total securities	1,185,395	1,196,931	1,607,496	1,958,083
Less: Allowance for credit losses on investment securities	(65)	(61)	(68)	(71)
Net securities	1,185,330	1,196,870	1,607,428	1,958,012

Loans held for sale	52,072	6,345	2,237	8,708

Commercial real estate loans	4,706,810	4,593,692	4,527,012	4,315,202
Commercial and industrial loans	1,421,921	1,384,591	1,352,834	1,464,922
Residential mortgages	2,674,611	2,677,046	2,672,677	2,584,959
Consumer loans	425,184	430,424	487,163	517,319
Total loans	9,228,526	9,085,753	9,039,686	8,882,402
Less: Allowance for credit losses on loans	(112,167)	(107,331)	(105,357)	(100,219)
Net loans	9,116,359	8,978,422	8,934,329	8,782,183

Premises and equipment, net	55,893	57,832	68,915	76,903
Other intangible assets	17,319	18,460	19,664	22,074
Other assets	615,882	611,967	584,066	593,621
Assets held for sale	76,307	83,020	10,938	8,220
Total assets	$12,219,454	$12,146,611	$12,430,821	$12,090,321

Liabilities and shareholders' equity
Non-interest bearing deposits	$2,222,012	$2,261,794	$2,469,164	$2,594,528
NOW and other deposits	766,641	793,492	858,644	944,775
Money market deposits	3,278,753	3,411,672	3,565,516	3,005,081
Savings deposits	1,004,320	1,010,630	1,053,810	1,088,405
Time deposits	2,349,733	2,405,384	2,686,250	2,435,618
Total deposits	9,621,459	9,882,972	10,633,384	10,068,407

Federal Home Loan Bank advances	689,606	337,169	385,223	674,345
Subordinated borrowings	121,487	121,425	121,363	121,238
Total borrowings	811,093	458,594	506,586	795,583

Other liabilities	287,312	297,663	278,630	252,950
Liabilities held for sale	486,648	497,459	-	-
Total liabilities	11,206,512	11,136,688	11,418,600	11,116,940

Common shareholders' equity	1,012,942	1,009,923	1,012,221	973,381
Total shareholders' equity	1,012,942	1,009,923	1,012,221	973,381
Total liabilities and shareholders' equity	$12,219,454	$12,146,611	$12,430,821	$12,090,321

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	June 30,		June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Interest income	$154,109	$145,425	$306,115	$277,741
Interest expense	65,577	52,666	129,443	87,449
Net interest income, non FTE	88,532	92,759	176,672	190,292
Non-interest income
Deposit related fees	8,561	8,571	16,866	16,882
Loan related fees	2,364	3,189	5,027	5,658
Gain on SBA loans	3,294	2,910	4,993	5,404
Wealth management fees	2,613	2,583	5,497	5,322
Fair value adjustments on securities	(42)	(22)	(157)	212
Other	3,343	(137)	5,217	222
Total non-interest income excluding sales of AFS securities	20,133	17,094	37,443	33,700
(Loss) on sale of AFS securities	-	-	(49,909)	-
Total non-interest income	20,133	17,094	(12,466)	33,700
Total net revenue	108,665	109,853	164,206	223,992

Provision expense for credit losses	6,499	8,000	12,499	16,999
Non-interest expense
Compensation and benefits	40,126	39,960	80,861	79,031
Occupancy and equipment	8,064	8,970	16,762	18,349
Technology	10,236	10,465	20,140	19,936
Professional services	2,757	2,526	5,433	5,803
Regulatory expenses	1,848	1,834	3,693	3,260
Amortization of intangible assets	1,140	1,205	2,345	2,410
Marketing	532	1,510	1,648	2,718
Merger, restructuring and other non-operating expenses	(384)	21	3,233	(15)
Other expenses	6,612	7,557	12,836	14,511
Total non-interest expense	70,931	74,048	146,951	146,003
Total non-interest expense excluding non-operating expenses	71,315	74,027	143,718	146,018

Income before income taxes	$31,235	$27,805	$4,756	$60,990
Income tax expense	7,210	3,944	919	9,492
Net income	$24,025	$23,861	$3,837	$51,498

Basic earnings per common share	$0.57	$0.55	$0.09	$1.18
Diluted earnings per common share	$0.57	$0.55	$0.09	$1.18

Weighted average shares outstanding:
Basic	42,437	43,443	42,602	43,564
Diluted	42,508	43,532	42,763	43,780

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands, except per share data)	2024	2024	2023	2023	2023
Interest income	$154,109	$152,006	$150,537	$148,021	$145,425
Interest expense	65,577	63,866	62,116	57,687	52,666
Net interest income, non FTE	88,532	88,140	88,421	90,334	92,759
Non-interest income
Deposit related fees	8,561	8,305	8,481	8,792	8,571
Loan related fees	2,364	2,663	2,058	2,879	3,189
Gain on SBA loans	3,294	1,699	2,382	2,548	2,910
Wealth management fees	2,613	2,884	2,394	2,481	2,583
Fair value adjustments on securities	(42)	(115)	768	(467)	(22)
Other	3,343	1,874	591	1,232	(137)
Total non-interest income excluding sales of AFS securities	20,133	17,310	16,674	17,465	17,094
Loss on sale of AFS securities	-	(49,909)	(25,057)	-	-
Total non-interest income	20,133	(32,599)	(8,383)	17,465	17,094
Total net revenue	108,665	55,541	80,038	107,799	109,853

Provision expense for credit losses	6,499	6,000	7,000	8,000	8,000
Non-interest expense
Compensation and benefits	40,126	40,735	40,095	40,155	39,960
Occupancy and equipment	8,064	8,698	8,553	8,816	8,970
Technology	10,236	9,904	11,326	10,616	10,465
Professional services	2,757	2,676	3,417	2,423	2,526
Regulatory expenses	1,848	1,845	1,854	1,905	1,834
Amortization of intangible assets	1,140	1,205	1,205	1,205	1,205
Marketing	532	1,116	1,107	1,552	1,510
Merger, restructuring and other non-operating expenses	(384)	3,617	3,669	2,607	21
Other expenses	6,612	6,224	7,766	7,234	7,557
Total non-interest expense	70,931	76,020	78,992	76,513	74,048
Total non-interest expense excluding non-operating expenses	71,315	72,403	75,323	73,906	74,027

Income/(loss) before income taxes	$31,235	$(26,479)	$(5,954)	$23,286	$27,805
Income tax expense/(benefit)	7,210	(6,291)	(4,509)	3,741	3,944
Net income/(loss)	$24,025	$(20,188)	$(1,445)	$19,545	$23,861

Diluted earnings/(loss) per common share	$0.57	$(0.47)	$(0.03)	$0.45	$0.55

Weighted average shares outstanding:
Basic	42,437	42,777	42,852	43,164	43,443
Diluted	42,508	43,028	43,101	43,347	43,532

AVERAGE BALANCES AND AVERAGE YIELDS AND COSTS

	Quarters Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(in millions)	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate
Assets
Commercial real estate	$4,649	$77	6.52%	$4,553	$75	6.53%	$4,283	$67	6.16%
Commercial and industrial loans	1,384	27	7.62	1,355	26	7.64	1,496	27	7.27
Residential mortgages	2,694	28	4.21	2,668	29	4.15	2,488	24	3.87
Consumer loans	430	8	7.47	465	8	7.24	524	9	7.28
Total loans	9,157	140	6.05	9,041	138	6.04	8,791	127	5.77
Securities (2)	1,332	8	2.44	1,726	10	2.38	2,236	13	2.27
Short-term investments and loans held for sale	597	8	5.07	489	6	5.07	560	7	4.94
New York branch loans held for sale (3)	57	1	5.86	18	-	5.72	-	-	-
Total earning assets	11,143	157	5.57	11,274	154	5.44	11,587	147	5.05
Goodwill and other intangible assets	18			19			22
Other assets	531			462			448
Total assets	$11,692			$11,755			$12,057

Liabilities and shareholders' equity
Non-interest-bearing demand deposits	$2,244	$-	-%	$2,348	$-	-%	$2,594	$-	-%
NOW and other	763	3	1.44	799	3	1.37	1,055	4	1.35
Money market	2,909	24	3.32	3,083	25	3.25	2,555	14	2.13
Savings	1,004	3	1.06	1,038	3	0.97	1,077	-	0.50
Time	2,376	25	4.22	2,561	26	4.07	2,287	18	3.07
Total deposits	9,296	55	2.35	9,829	57	2.29	9,568	36	1.51
Borrowings (4)	610	9	5.55	504	7	5.52	1,288	17	5.14
New York branch non-interest-bearing deposits held for sale (3)	97	-	-	30	-	-	-	-	-
New York branch interest-bearing deposits held for sale (3)	386	3	2.80	119	1	2.75	-	-	-
Total funding liabilities	10,389	67	2.53	10,482	65	2.45	10,856	53	1.94

Other liabilities	290			255			197
Total liabilities	10,679			10,737			11,053

Common shareholders' equity (5)	1,013			1,018			1,004
Total shareholders' equity	1,013			1,018			1,004
Total liabilities and shareholders' equity	$11,692			$11,755			$12,057
Net interest margin, FTE			3.20			3.15			3.24

Supplementary data
Net Interest Income, non FTE	88.532			88.140			92.759
FTE income adjustment	2.013			2.006			1.962
Net Interest Income, FTE	90.545			90.146			94.721

(1)	Interest income and expense presented on a fully taxable equivalent basis.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	New York branch loans and deposits moved to held for sale on March 4, 2024.
(4)	Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(5)	Unrealized gains and losses, net of tax, are included in average equity. Prior period balances and financial metrics have been updated to reflect the current presentation.

ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2024	2024	2023	2023	2023
NON-PERFORMING ASSETS
Commercial real estate	$5,976	$4,762	$4,453	$5,288	$1,509
Commercial and industrial loans	8,489	9,174	8,712	11,028	15,597
Residential mortgages	5,491	5,992	6,404	8,060	8,722
Consumer loans	1,392	1,526	1,838	2,260	2,560
Total non-performing loans	21,348	21,454	21,407	26,636	28,388
Repossessed assets	2,549	2,689	2,601	2,548	2,549
Total non-performing assets	$23,897	$24,143	$24,008	$29,184	$30,937

Total non-performing loans/total loans	0.23%	0.24%	0.24%	0.30%	0.32%
Total non-performing assets/total assets	0.20%	0.20%	0.19%	0.24%	0.26%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$107,331	$105,357	$102,792	$100,219	$97,991
Charged-off loans	(3,246)	(5,636)	(6,891)	(6,744)	(7,686)
Recoveries on charged-off loans	1,583	1,610	2,456	1,317	1,914
Net loans charged-off	(1,663)	(4,026)	(4,435)	(5,427)	(5,772)
Provision (benefit)/expense for loan credit losses	6,499	6,000	7,000	8,000	8,000
Balance at end of period	$112,167	$107,331	$105,357	$102,792	$100,219

Allowance for credit losses/total loans	1.22%	1.18%	1.17%	1.14%	1.13%
Allowance for credit losses/non-performing loans	525%	500%	492%	386%	353%

NET LOAN CHARGE-OFFS
Commercial real estate	$22	$292	$316	$97	$664
Commercial and industrial loans	(711)	(1,772)	(2,309)	(3,345)	(4,146)
Residential mortgages	316	98	55	23	(143)
Home equity	8	193	83	208	126
Other consumer loans	(1,298)	(2,837)	(2,580)	(2,410)	(2,273)
Total, net	$(1,663)	$(4,026)	$(4,435)	$(5,427)	$(5,772)

Net charge-offs (QTD annualized)/average loans	0.07%	0.18%	0.20%	0.24%	0.26%
Net charge-offs (YTD annualized)/average loans	0.13%	0.18%	0.26%	0.28%	0.29%

DELINQUENT AND NON-PERFORMING LOANS	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans
30-89 Days delinquent	$18,494	0.20%	$27,682	0.30%	$22,140	0.24%	$18,700	0.21%	$15,147	0.17%
90+ Days delinquent and still accruing	11,672	0.13%	5,882	0.06%	5,537	0.06%	5,744	0.06%	7,812	0.09%
Total accruing delinquent loans	30,166	0.33%	33,564	0.36%	27,677	0.30%	24,444	0.27%	22,959	0.26%
Non-performing loans	21,348	0.23%	21,454	0.24%	21,407	0.24%	26,636	0.30%	28,399	0.32%
Total delinquent and non-performing loans	$51,514	0.56%	$55,018	0.60%	$49,084	0.54%	$51,080	0.57%	$51,358	0.58%

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

The Company utilizes the non-GAAP measure of operating earnings in evaluating operating trends, including components for operating revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. These items primarily include restructuring costs. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch consolidations.

The Company also calculates operating earnings per share based on its measure of operating earnings and diluted common shares. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Adjustments in 2024 were primarily related to branch consolidations and loss on sale of AFS securities. Adjustments in 2023 were primarily related to branch consolidations, severance charges related to a workforce reduction, and loss on sale of AFS securities.

Management believes that the computation of non-GAAP operating earnings and operating earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA

		At or for the Quarters Ended
		June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)		2024	2024	2023	2023	2023
Total non-interest income		$20,133	$(32,599)	$(8,383)	$17,465	$17,094
Adj: Loss on sale of AFS securities		-	49,909	25,057	-	-
Total operating non-interest income (1)		$20,133	$17,310	$16,674	$17,465	$17,094

Total revenue	(A)	$108,665	$55,541	$80,038	$107,799	$109,853
Adj: Loss on sale of AFS securities		-	49,909	25,057	-	-
Total operating revenue (1)	(B)	$108,665	$105,450	$105,095	$107,799	$109,853

Total non-interest expense	(C)	$70,931	$76,020	$78,992	$76,513	$74,048
Adj: Merger, restructuring and other non-operating expenses		384	(3,617)	(3,669)	(2,607)	(21)
Operating non-interest expense (1)	(D)	$71,315	$72,403	$75,323	$73,906	$74,027

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$37,734	$(20,479)	$1,046	$31,286	$35,805
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	37,350	33,047	29,772	33,893	35,826

Net income/(loss)		$24,025	$(20,188)	$(1,445)	$19,545	$23,861
Adj: Loss on sale of AFS securities		-	49,909	25,057	-	-
Adj: Restructuring expense and other non-operating expenses		(384)	3,617	3,669	2,607	21
Adj: Income taxes (expense)/benefit		(473)	(12,404)	(7,091)	(636)	(4)
Total operating income (1)	(E)	$23,168	$20,934	$20,190	$21,516	$23,878

(in millions, except per share data)
Total average assets	(F)	$11,692	$11,755	$11,862	$11,860	$12,057
Total average shareholders' equity	(G)	1,013	1,018	966	988	1,004
Total average tangible shareholders' equity (1)	(I)	995	999	946	967	981
Total accumulated other comprehensive (loss) net of tax, end of period		(115)	(114)	(143)	(218)	(186)
Total tangible shareholders' equity, end of period (1)	(K)	996	991	993	930	951
Total tangible assets, end of period (1)	(L)	12,202	12,128	12,411	12,119	12,068

Total common shares outstanding, end of period (thousands)	(M)	42,959	43,415	43,501	43,822	44,033
Average diluted shares outstanding (thousands)	(N)	42,508	43,028	43,101	43,347	43,532

Earnings/(loss) per common share, diluted (1)		$0.57	$(0.47)	$(0.03)	$0.45	$0.55
Operating earnings per common share, diluted (1)	(E/N)	0.55	0.49	0.47	0.50	0.55
Tangible book value per common share, end of period (1)	(K/M)	23.18	22.84	22.82	21.23	21.60
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	8.16	8.17	8.00	7.68	7.88

Performance ratios (2)
Return on equity		9.49%	(7.93)%	(0.60)	7.91%	9.51%
Operating return on equity (1)	(E/G)	9.15	8.23	8.36	8.71	9.51
Return on tangible common equity (1)(3)		9.99	(7.73)	(0.24)	8.45	10.09
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	9.65	8.73	8.90	9.27	10.09
Return on assets		0.82	(0.69)	(0.05)	0.66	0.79
Operating return on assets (1)	(E/F)	0.79	0.71	0.68	0.73	0.79
Efficiency ratio (1)(6)	(D-Q)/(B+O+R)	63.40	66.26	67.77	65.05	63.57

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(O)	N/M	N/M	$2,252	$1,979	$2,735
Non-interest income tax-credit investments amortization (5)	(P)	N/M	N/M	(2,060)	(1,463)	(2,210)
Net income on tax-credit investments	(O+P)	N/M	N/M	193	516	525
Effective tax rate		23.1%	23.8%	75.7%	16.1%	14.2%

Intangible amortization	(Q)	$1,140	$1,205	$1,205	$1,205	$1,205
Fully taxable equivalent income adjustment	(R)	2,013	2,006	2,021	1,980	1,962

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.
(4)	The tax benefit is the direct reduction to the income tax provision due to tax credit investments.
(5)	The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.
(6)	As of January 1, 2024, the Company elected the proportional amortization method for certain tax credits eliminating the need to adjust the efficiency ratio for tax credit impacts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED

		At or for the Six Months Ended
		June 30,	June 30,
(in thousands)		2024	2023
Total non-interest income		$(12,466)	$33,700
Adj: Loss on sale of AFS securities		49,909	-
Total operating non-interest income (1)		$37,443	$33,700

Total revenue	(A)	$164,206	$223,992
Adj: Loss/(gain) on sale of AFS securities		49,909	-
Total operating revenue (1)	(B)	$214,115	$223,992

Total non-interest expense	(C)	$146,951	$146,003
Less: Merger, restructuring and other non-operating expenses		(3,233)	15
Operating non-interest expense (1)	(D)	$143,718	$146,018

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$17,255	$77,989
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	70,397	77,974

Net income		$3,837	$51,498
Adj: Loss/(gain) on sale of AFS securities		49,909	-
Adj: Restructuring expense and other non-operating expenses		3,233	(15)
Adj: Income taxes (expense)/benefit		(12,877)	3
Total operating income (1)	(E)	$44,102	$51,486

(in millions, except per share data)
Total average assets	(F)	$11,723	$11,814
Total average shareholders' equity	(G)	1,015	991
Total average tangible shareholders' equity (1)	(I)	997	968
Total accumulated other comprehensive (loss) net of tax, end of period		(115)	(186)
Total tangible shareholders' equity, end of period (1)	(K)	996	951
Total tangible assets, end of period (1)	(L)	12,202	12,068

Total common shares outstanding, end of period (thousands)	(M)	42,959	44,033
Average diluted shares outstanding (thousands)	(N)	42,763	43,780

Earnings per common share, diluted (1)		$0.09	$1.18
Operating earnings per common share, diluted (1)	(E/N)	1.03	1.18
Tangible book value per common share, end of period (1)	(K/M)	23.18	21.60
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	8.16	7.88

Performance ratios (2)
Return on equity		0.76%	10.39%
Operating return on equity (1)	(E/G)	8.69	10.39
Return on tangible common equity (1)(3)		1.11	11.01
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	9.19	11.01
Return on assets		0.07	0.87
Operating return on assets (1)	(E/F)	0.75	0.87
Efficiency ratio (1)(6)	(D-Q)/(B+O+R)	64.81	61.50
Net interest margin, FTE		3.18	3.40

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(O)	N/M	$5,632
Non-interest income charge on tax-credit investments (5)	(P)	N/M	(4,495)
Net income on tax-credit investments	(O+P)	N/M	1,137

Intangible amortization	(Q)	$2,345	$2,410
Fully taxable equivalent income adjustment	(R)	4,019	3,869

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.
(4)	The tax benefit is the direct reduction to the income tax provision due to tax credit investments.
(5)	The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.
(6)	As of January 1, 2024, the Company elected the proportional amortization method for certain tax credits eliminating the need to adjust the efficiency ratio for tax credit impacts.